As filed with the Securities and Exchange Commission on September 28, 2010

Registration No. 333-[—]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Knight Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-3689303
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

545 Washington Boulevard

Jersey City, New Jersey 07310

(Address of principal executive offices and zip code)

KNIGHT CAPITAL GROUP, INC.

AMENDED AND RESTATED 2009 INDUCEMENT AWARD PLAN

(Full title of the plan)

Andrew M. Greenstein, Esq.

Managing Director, Deputy General Counsel and Assistant Secretary

Knight Capital Group, Inc.

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Michael A. Katz, Esq.

Sullivan & Cromwell LLP

125 Broad St.

New York, New York 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Class A Common Stock, $0.01 par value (“Common Stock”)	1,000,000	$12.535	$12,535,000.00	$893.75

(1)	Represents additional shares of Common Stock issuable pursuant to the Knight Capital Group, Inc. Amended and Restated 2009 Inducement Award Plan (the “Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low sales prices per share of the Common Stock as reported on the New York Stock Exchange on September 27, 2010.
(4)	The registration fee is calculated only with respect to the additional securities registered on this Registration Statement. The existing securities issuable under the Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statement on Form S-8 filed on July 8, 2009 (Registration No. 333-160478).

EXPLANATORY NOTE

Knight Capital Group, Inc., a Delaware corporation (the “Registrant”), originally filed a Form S-8 (the “Prior Registration Statement”) on July 8, 2009 (Registration No. 333-160478) to register 500,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) issuable pursuant to the Knight Capital Group, Inc. 2009 Inducement Award Plan (the “Plan”). On December 22, 2009, the Registrant’s Compensation Committee approved an amendment to the Plan (such amended and restated Plan, the “Amended and Restated Plan”) to increase the number of shares issuable thereunder by 1,000,000 shares of Common Stock, for a total of 1,500,000 shares of Common Stock issuable pursuant to the Amended and Restated Plan. This Registration Statement relates to the additional 1,000,000 shares of Common Stock issuable under the Plan. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Prior Registration Statement and the following documents, previously filed with the Securities and Exchange Commission (the “SEC”) by the Registrant under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed by the Registrant on February 24, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed by the Registrant on May 7, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed by the Registrant on August 9, 2010;

•

Current Reports on Form 8-K, filed by the Registrant on January 11, 2010, January 21, 2010, March 16, 2010, March 19, 2010, March 30, 2010, March 31, 2010, April 21, 2010, May 13, 2010, May 14, 2010, July 6, 2010, July 21, 2010, July 26, 2010 and July 27, 2010; and

•

The Registrant’s registration statement on Form 8-A, filed on July 7, 1998, incorporating by reference the description of the Registrant’s capital stock included in the Registrant’s registration statement on Form S-1 (Registration No. 333-51653) filed on July 7, 1998, including any amendments or supplements filed for the purpose of updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein and to be a part hereof from the date of filing such documents, except for any specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Registrant by Leonard J. Amoruso, Esq., General Counsel of the Registrant. As of September 28, 2010, Mr. Amoruso beneficially owned 127,466 shares of the Registrant’s Common Stock (9,185 shares of which are restricted Common Stock and 58,412 shares of which are restricted stock units) and held options to purchase 125,000 shares of the Registrant’s Common Stock, of which 25,000 options are currently exercisable. Mr. Amoruso will not be eligible to receive Common Stock pursuant to the Plan.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on September 28, 2010.

KNIGHT CAPITAL GROUP, INC.

By:	/S/ THOMAS M. JOYCE
Name:	Thomas M. Joyce
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the Registrant hereby severally constitute and appoint each of Thomas M. Joyce and Steven Bisgay, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, including any registration statement or post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, with the SEC, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed as of the 28th day of September, 2010 by the following persons in the capacities indicated.

Signature	Title

/S/ THOMAS M. JOYCE Thomas M. Joyce	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/S/ STEVEN BISGAY Steven Bisgay	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ WILLIAM L. BOLSTER William L. Bolster	Director

/S/ JAMES W. LEWIS
James W. Lewis	Director

/S/ THOMAS C. LOCKBURNER Thomas C. Lockburner	Director

/S/ JAMES T. MILDE James T. Milde	Director

/S/ CHRISTOPHER C. QUICK Christopher C. Quick	Director

/S/ LAURIE M. SHAHON Laurie M. Shahon	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Knight Capital Group, Inc. Amended and Restated 2009 Inducement Award Plan, incorporated by reference to Exhibit 10.25 of the Annual Report on Form 10-K filed by the Registrant with the SEC on February 24, 2010 and incorporated herein by reference.

5.1	Opinion of Leonard J. Amoruso, Esq., General Counsel of the Registrant regarding the legality of the securities being registered.*

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.*

23.2	Consent of Leonard J. Amoruso, Esq. (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature page).

*	Filed herewith.